EXHIBIT 99.6

CONSENT OF PROPOSED DIRECTOR

January 20, 2012

Perfumania Holdings, Inc.

35 Sawgrass Drive, Suite 2

Bellport, NY 11713

I hereby consent to the reference to me as a future member of the board of directors of Perfumania Holdings, Inc. (“Perfumania”) in the joint proxy statement/prospectus included in the Registration Statement on Form S-4 to be filed by Perfumania.

/s/ Frederick E. Purches

Frederick E. Purches